UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2002

PAPER WAREHOUSE, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-23389 (Commission File Number)	41-1612534 (I.R.S. Employer Identification No.)

7630 Excelsior Boulevard

St. Louis Park, Minnesota  55416

(Address of principal executive officers)

(952) 936-1000

(Registrant’s telephone Number, including area code)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

On September 24, 2002, Paper Warehouse, Inc. announced plans to reduce administrative costs, including approximately 26% of Paper Warehouse’s non-store payroll.  Affected employees are eligible for packages that include severance pay, continuation of benefits and outplacement services.  A copy of the press release issued by Paper Warehouse is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 5.

The Company also announced on September 24, 2002 that as a result of the reduction of force, Cheryl W. Newell, vice president and chief financial officer, would be leaving the company.  The Company’s vice president and controller, Diana Purcel, has been promoted to the position of vice president, controller and chief financial officer.

The press release filed as an exhibit to this report includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about Paper Warehouse’s business contained in the press release are “forward-looking” rather than “historic.”  The press release also states that these and other risks relating to Paper Warehouse’s business are set forth in the documents Paper Warehouse files with the Securities and Exchange Commission.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

Exhibit 99.1 — Press Release dated September 24, 2002 issued by Paper Warehouse, Inc.
(filed electronically herewith).

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPER WAREHOUSE, INC.

Dated: September 25, 2002	By	/s/ YALE T. DOLGINOW
Yale T. Dolginow
Chief Executive Officer

Exhibit Index

Exhibit No.	Description	Filing Method
99.1	Press Release dated as of September 24, 2002	Electronically herewith